SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AVATAR HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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AVATAR
HOLDINGS INC.
201 Alhambra Circle
Coral Gables, Florida 33134
(305) 442-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2003

To the Stockholders of Avatar Holdings Inc.:

       The Annual Meeting of Stockholders of Avatar Holdings Inc. will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida on June 11, 2003, at 10:00 a.m. local time, for the following purposes:

      1. To elect nine directors.

2.	To approve the appointment of Ernst & Young LLP, independent accountants, to act as auditors for Avatar for the year ending December 31, 2003.

3.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on April 30, 2003 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

      Please mark your proxy if you wish to attend the Annual Meeting in order that adequate preparations may be made. A meeting attendance card will be mailed promptly to you to facilitate your attendance.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE
POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU WISH.

By Order of the Board of Directors,

Juanita I. Kerrigan
Vice President and Secretary

Dated: May 9, 2003.

AVATAR HOLDINGS INC., 201 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134 (305) 442-7000

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2003

       This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation (“Avatar”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.

VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

       Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on April 30, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

      At the close of business on April 30, 2003, 8,500,900 shares of Common Stock, $1.00 par value, of Avatar (“Common Stock”), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record as of the close of business on April 30, 2003, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading “Election of Directors.” In accordance with Avatar’s By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

      At the close of business on April 30, 2003, $94,429,000 principal amount of Avatar’s 7% Convertible Subordinated Notes due 2005 (the “7% Notes”) were outstanding which are in the aggregate convertible into an aggregate of 2,969,465 shares of Common Stock. Ownership of 7% Notes does not entitle any holder thereof to any voting rights in connection with this Annual Meeting of Stockholders.

Proxies

       When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, such shares will be voted: (1) FOR the election as directors of Avatar of the nine nominees named therein; (2) FOR approval of the appointment of Ernst & Young LLP, independent accountants, as auditors of Avatar for the year ending December 31, 2003; and (3) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

      Nominees for director will be elected by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder withheld authority to vote for such nominee(s) (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.

      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2003. Abstentions will have the same effect as votes against such proposals because the shares are considered present at the meeting but are not affirmative votes, and broker non-votes will not be counted in respect of the proposal.

      This proxy statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 2002, including financial statements, were first mailed to stockholders of record as of the close of business on April 30, on or about May 9, 2003.

      If you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. Stockholders who have beneficial ownership of Common Stock that is held by a bank or broker should bring account statements or letters from their banks or brokers indicating that they owned Avatar Common Stock as of April 30, 2003. Stockholders also may obtain an attendance card by submitting a written request to the Secretary of Avatar.

PRINCIPAL STOCKHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

Principal Stockholders

       The following table sets forth, as of April 30, 2003, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

		Amount and
		Nature of
		Beneficial		Percent of
Name of Beneficial Owner	Address of Beneficial Owner	Ownership(1)		Class

Odyssey Partners, L.P.	280 Park Ave. New York, NY 10017	2,107,763	(2)(3)	24.8%
Private Capital Management, L.P.	8889 Pelican Bay Blvd. #500 Naples, FL 34108	1,448,907	(4)	17.0%
Sterling Capital Management LLC	Two Morrocroft Centre 4064 Colony Road, Suite 300 Charlotte, NC 28211	940,010	(5)	11.1%
Third Avenue Management LLC	767 Third Avenue New York, NY 10017	613,825	(6)	7.2%
Caxton Associates, L.L.C./ Bruce S. Kovner	Princeton Plaza, Bldg. 2 731 Alexander Road Princeton, NJ 08540	486,600	(7)	5.7%
Estate of Leon Levy	c/o Odyssey Partners, L.P. 280 Park Ave. New York, NY 10017	906,926	(8)	9.9%

     (1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

     (2) Does not include shares owned by Jack Nash, who is a nominee for election as Director of Avatar and is a general partner of Odyssey Partners, L.P., a Delaware limited partnership (“Odyssey”). Does not include shares owned by the Estate of Leon Levy, who was Chairman of the Board and a member of the Executive Committee of Avatar and a general partner of Odyssey. Jack Nash, Stephen Berger, Joshua Nash and Brian Wruble by virtue of being general partners of

Odyssey, share voting and dispositive power with respect to the Common Stock owned by Odyssey and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he or it may be deemed to own as a general partner of Odyssey. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by Odyssey, a private investment partnership. Mr. Nash’s ownership of Common Stock is indicated in the table included in “Security Ownership of Management.”

     (3) By virtue of its present Common Stock ownership, Odyssey may be deemed to be a “control” person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (4) Based upon information set forth in Amendment No. 2 to Schedule 13G, dated February 15, 2003, filed by Private Capital Management, L.P. (“Private Capital”) (a registered investment adviser), the aggregate amount beneficially owned is 1,448,907 shares, of which 1,444,907 shares are held for the benefit of various clients; the CEO and the President of Private Capital share voting and dispositive power with respect to shares managed by Private Capital; and beneficial ownership of such shares is disclaimed.

     (5) Does not include shares owned by Eduardo A. Brea, who is a Director of Avatar and is a Partner and Managing Director of Sterling Capital Management LLC (“Sterling Capital”). Mr. Brea’s ownership is indicated in the table included in “Security Ownership of Management.” The information as to shares of Common Stock was furnished to Avatar by Sterling Capital (a registered investment adviser), who disclaims beneficial ownership of such shares. Based upon information set forth in Amendment No. 3 to Schedule 13G, dated February 4, 2003, filed by Sterling Capital, its managing member, Sterling MGT, Inc., and its five individual controlling shareholders, such shares are held for the benefit of various clients; and Sterling Capital shares voting and dispositive power with its managing member and controlling shareholders.

     (6) Based upon information set forth in Amendment No. 2 to Schedule 13G, dated January 29, 2003, Third Avenue Management LLC (“TAM”) (a registered investment adviser) is deemed to beneficially own 613,825 shares on behalf of investment advisory clients. TAM has sole voting power with respect to 600,225 shares and sole dispositive power with respect to 613,825 shares.

     (7) Based upon information furnished by Caxton Associates, L.L.C. (“Caxton”) and upon information set forth in Amendment No. 1 to Schedule 13G, dated February 10, 2003, Caxton, as trading advisor and/or managing member of several related investment companies (the “Caxton Accounts”), shares voting and dispositive power with respect to investments of the Caxton Accounts. As Chairman of Caxton and sole shareholder of Caxton Corporation, the manager and majority owner of Caxton, Bruce S. Kovner shares voting and dispositive power and is deemed to be the beneficial owner of the 486,600 shares owned by the Caxton Accounts.

     (8) Includes 628,930 shares issuable upon conversion of $20,000,000 principal amount of 7% Notes.

Security Ownership of Management

       The following table sets forth, as of April 30, 2003, information with respect to the outstanding shares of Common Stock beneficially owned by each present director, nominee for director, each of the Named Executive Officers identified herein under the caption “Summary Compensation Table,” and all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

	Amount and Nature of		Percent of
Name or Group	Beneficial Ownership(1)(2)		Class(2)

Eduardo A. Brea	5,257	(3)	*
Milton Dresner	3,644	(4)	*
Gerald D. Kelfer	9,433	(5)	*
Martin Meyerson	2,347	(6)	*
Jack Nash	2,108,205	(7)	24.8%
Kenneth T. Rosen	1,000		*
Fred Stanton Smith	1,943	(8)	*
William G. Spears	45,820	(9)	*
Beth A. Stewart	None		*
Jonathan Fels	54,716	(10)	*
Michael Levy	55,345	(11)	*
Dennis J. Getman	10,000	(12)	*
Charles L. McNairy	314	(13)	*
All directors and executive officers as a group (consisting of 13 persons of whom 12 beneficially own shares of Common Stock)	189,976	(3)(4)(5)(6)(8)(9)(10)(11)(12)(13)	2.2%

     * Represents less than one percent.

     (1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.

     (2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of April 30, 2003, there were 8,500,900 shares of Common Stock outstanding.

     (3) Represents 4,000 shares and 1,257 shares issuable upon conversion of $40,000 principal amount of 7% Notes owned by Mr. Brea. Does not include 940,010 shares beneficially owned by Sterling Capital Management LLC, of which Mr. Brea is a Partner and Managing Director. See Note (5) to the preceding table included in “Principal Stockholders.”

     (4) Includes 3,144 shares issuable upon conversion of $100,000 principal amount of 7% Notes.

     (5) Represents 9,433 shares issuable upon conversion of $300,000 principal amount of 7% Notes.

     (6) Does not include 847 shares owned by Mr. Meyerson’s wife, as to which shares Mr. Meyerson disclaims beneficial ownership.

     (7) Includes 2,107,763 shares owned by Odyssey. Mr. Nash is a general partner of Odyssey and therefore may be deemed to own beneficially the shares of Common Stock owned by Odyssey. See Notes (2) and (3) to the preceding table included in “Principal Stockholders.”

     (8) Includes 943 shares issuable upon conversion of $30,000 principal amount of 7% Notes.

     (9) Does not include 1,000 shares owned by the Estate of Mr. Spears’ former wife, as to which shares Mr. Spears disclaimed beneficial ownership. Includes 16,000 shares held and 10,220 shares issuable upon conversion of $325,000 principal amount of 7% Notes held by an individual profit sharing plan, a charitable remainder trust and a family foundation, over which shares Mr. Spears has either sole or shared voting and investment power. Does not include 32,904 shares held and 309,672 shares issuable upon conversion of $9,847,600 principal amount of 7% Notes held by Spears Grisanti & Brown LLC, a registered investment adviser, of which Mr. Spears is Managing Partner.

     (10) Represents 50,000 shares issuable upon exercise of options and 4,716 shares issuable upon conversion of $150,000 principal amount of 7% Notes.

     (11) Represents 50,000 shares issuable upon exercise of options and 5,345 shares issuable upon conversion of $170,000 principal amount of 7% Notes.

     (12) Represents 10,000 shares issuable upon exercise of options.

     (13) Represents 314 shares issuable upon conversion of $10,000 principal amount of 7% Notes.

1.   ELECTION OF DIRECTORS

       Nine directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, nine votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as he wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to Avatar with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

      All of the nominees were elected at the May 30, 2002 Annual Meeting of Stockholders except Jack Nash. The Board of Directors met six times during 2002, including the annual meeting of directors held immediately following the 2002 Annual Meeting of Stockholders.

      The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

      The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

		Principal Occupation or
Name	Age	Occupations and Directorships

Gerald D. Kelfer Director since October 1996	57	Vice Chairman of the Board of Avatar since December 1996, Chief Executive Officer since July 31, 1997, President since February 13, 1997 and Chairman of the Executive Committee since May 27, 1999; formerly a principal in Odyssey Partners, L.P., from July 1994 to February 1997; and Executive Vice President, Senior General Counsel and Director of Olympia & York Companies, from 1985 to 1994.

Eduardo A. Brea Director since May 2002	36	Partner and Managing Director of Sterling Capital Management LLC since 2000; formerly Senior Vice President from 1995 to 2000; formerly Senior Analyst, Wachovia Investment Management, from 1990 to 1995.

Milton Dresner Director since July 1995	77	Founding Partner, The Highland Companies, since 1960, a diversified real estate development and management organization; Director: BioTime, Inc.

Martin Meyerson Director since May 1981	80	President Emeritus and Professor of Policy and Planning, University of Pennsylvania, since February 1981, and President thereof from 1970 to 1981; President, FISCIT (Switzerland/U.S.); also, Chairman, University of Pennsylvania Foundation; Chairman, Marconi International Foundation; Director, Panasonic Foundation.

Jack Nash	74	General Partner, Odyssey Partners, L.P., a private investment partnership, since its formation in 1982.

		Principal Occupation or
Name	Age	Occupations and Directorships

Kenneth T. Rosen Director since September 1994	54	Professor of Business Administration, since 1979, and Chairman of the Fisher Center for Real Estate and Urban Economics, since 1981, University of California, Berkeley; also Chairman (formerly, President from 1990 to 2002), Rosen Consulting Group, a real estate consulting business and Chairman (formerly Chief Executive Officer from 1995 to 2002) of Lend Lease Rosen Real Estate Securities, a registered investment adviser; Director: Golden West Financial Corporation, The PMI Group, Inc.

Fred Stanton Smith Director since September 1980	74	Vice Chairman of the Board, The Keyes Company, a real estate brokerage, financing, management, insurance and development firm, since January 28, 1992; formerly President, The Keyes Company; Director, Eagle National Bank.

William G. Spears Director since May 1999	64	Principal, Spears, Grisanti & Brown LLC, a registered investment adviser, since July 1, 1999; formerly Chairman of the Board, from 1972 to June 30, 1999, Spears, Benzak, Salomon & Farrell, Inc., a registered investment adviser, which in April 1995 became a wholly-owned subsidiary of KeyCorp; also, Chairman of the Board, Key Asset Management (a subsidiary of KeyCorp), a registered investment adviser, from 1996 to 2000; Director: United HealthGroup Incorporated, Alcide Corporation.

Beth A. Stewart Director since May 2001	46	Chief Executive Officer since August 2001 and Co-Chairman since October 1999, Storetrax.com, a real estate internet company; President, Stewart Real Estate Capital, L.L.C., a real estate investment and consulting firm, since January 1993; Adjunct Professor, Columbia University Graduate School of Business, from 1994 to 1996; Director: General Growth Properties Inc., Imperial Parking Corporation, CarMax, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Certain Committees of the Board

       To assist it in carrying out its duties, the Board of Directors has established various committees. Current committees and current members thereof are as follows:

Executive Committee	Audit Committee	Nominating Committee	Compensation Committee

Gerald D. Kelfer(1)(2) Fred Stanton Smith	Kenneth T. Rosen(1) Milton Dresner Eduardo A. Brea Fred Stanton Smith Beth A. Stewart	Martin Meyerson(1) Kenneth T. Rosen	William G. Spears(1) Milton Dresner Martin Meyerson Kenneth T. Rosen

     (1) Chairman

     (2) Officer of Avatar

Executive Committee

       The Executive Committee of the Board of Directors has authority to exercise most powers of the full Board of Directors in connection with matters which arise during the intervals between meetings of the Board of Directors. In addition to such other functions as are assigned to it from time to time by the Board of Directors, the Executive Committee also reviews and approves or recommends to the Board the compensation and terms of employment of officers and employees of Avatar’s subsidiaries whose base salaries exceed $150,000 per annum; and monitors the reputation and standing in the community of Avatar and its subsidiaries and divisions and oversees the interaction of Avatar with the community. The Executive Committee did not meet during the fiscal year ended December 31, 2002.

Audit Committee

       The Audit Committee of the Board of Directors recommends to the Board of Directors the appointment of the independent auditors, subject to approval by the stockholders of Avatar; reviews the independent auditors’ report and management letters and reports to the Board of Directors with respect thereto; reviews with the internal auditors Avatar’s accounting policies and procedures, including its internal accounting controls and internal auditing procedures; determines whether there are any conflicts of interest in financial or business matters between Avatar and any of its officers or employees; and reviews the recommendations of the independent auditors. The Audit Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. In addition, the Committee considers whether the provision of certain non-audit services performed by the auditors is compatible with maintaining the auditors’ independence. The Audit Committee met six times during the fiscal year ended December 31, 2002. The Audit Committee is governed by a written charter approved by the Board of Directors.

      Audit Committee Report

       The following is the report of Avatar’s Audit Committee with respect to Avatar’s audited financial statements for the fiscal year ended December 31, 2002:

      The Committee has reviewed and discussed Avatar’s audited financial statements with management.

      The Committee has discussed with Ernst & Young LLP, Avatar’s independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committees) regarding the auditors’ judgments about the quality of Avatar’s accounting principles as applied in its financial reporting.

      The Committee has also received written disclosures within the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young their independence.

      Based on the review and discussions referred to above, the Committee recommended to Avatar’s Board of Directors that its audited financial statements be included in Avatar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

March 19, 2003

AUDIT COMMITTEE

Kenneth T. Rosen, Chairman
Eduardo A. Brea
Milton Dresner
Fred Stanton Smith
Beth A. Stewart

Nominating Committee

       The Nominating Committee of the Board of Directors was established as of May 31, 2002, for the purpose of recommending prior to each annual meeting of stockholders the individuals to constitute the nominees of the Board of Directors for election at such meeting; to review the qualifications of individuals for consideration as director candidates and recommend to the Board of Directors for its consideration the names of individuals for election by the Board; and to perform such additional tasks as may be assigned to it by the Board of Directors. The Nominating Committee met once during the fiscal year ended December 31, 2002.

Compensation Committee

       The Compensation Committee of the Board of Directors determines the compensation of employees who are Directors of Avatar and all executive officers, administers incentive compensation plans, selects the officers and other key employees to receive grants and/or awards under incentive plans and determines the form, amount and other terms and conditions of grants and/or awards and may perform such other tasks as assigned to it by the Board of Directors. The Compensation Committee met six times during the fiscal year ended December 31, 2002.

Directors’ Compensation

       Compensation of directors who are not salaried employees of Avatar is $17,500 per annum. A member of the Executive Committee who is not a salaried employee of Avatar receives a retainer of $2,000 per annum. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Nominating Committee receive additional compensation of $4,000 and $7,000 per annum, respectively. Members and the Chairman of the Compensation Committee receive additional compensation of $4,000 and $5,000 per annum, respectively.

Directors’ Attendance

       In fiscal year 2002 all of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee meetings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

      The following table sets forth information with respect to compensation of the Chief Executive Officer and the four other highest paid executive officers of Avatar whose total salary and accrued bonus was $100,000 or more for the year ended December 31, 2002, hereinafter referred to as the “Named Executive Officers”).

								Long-Term
								Compensation
		Annual Compensation						Awards

						Other(1)	Restricted	Securities
						Annual	Stock	Underlying	All Other
Name and Principal Position(s)	Year	Salary		Bonus		Compensation	Awards($)	Options(#)	Compensation(5)

Gerald D. Kelfer(2)	2002	$500,000	(2)	$500,000	(2)
Chairman of the	2001	500,000	(2)	500,000	(2)
Executive Committee,	2000	500,000	(2)	439,726	(2)		1,096,900 (3)
Chief Executive Officer and President

Jonathan Fels(2)(4)	2002	$400,000	(2)	$250,000
President, Avatar	2001	400,000	(2)	150,000					$2,550
Properties Inc.	2000	353,846	(2)	150,000					2,625

Michael Levy(2)(4)	2002	$400,000	(2)	$250,000
Executive Vice	2001	400,000	(2)	150,000					$2,550
President and	2000	353,846	(2)	150,000					2,625
Chief Operating Officer, Avatar Properties Inc.

Dennis J. Getman(2)	2002	$250,000	(2)	$217,368
Executive Vice	2001	250,000	(2)	105,000					$2,550
President and	2000	222,149		5,000					2,625
General Counsel

Charles L. McNairy	2002	$225,000		$5,000
Executive Vice	2001	225,000		5,000					$2,550
President,	2000	212,721		5,000					2,625
Treasurer and Chief Financial Officer

(1)	The Named Executive Officers also received automobile allowances and/or the use of company-leased automobiles. Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees. The aggregate value of these and any additional perquisite and other personal benefits cannot be specifically or precisely ascertained but do not, in any event, exceed 10% of the total annual salary and bonus reported for each of the Named Executive Officers.
(2)	For discussion of Avatar’s employment agreements with Messrs. Kelfer, Fels, Levy and Getman, see “Employment and Other Agreements.”
(3)	On October 20, 2000, Mr. Kelfer was awarded an opportunity to receive 50,000 Performance Conditioned Restricted Stock Units. See “Employment and Other Agreements” below. The dollar amount reported in the table has been calculated by multiplying the closing price of Avatar Common Stock on the date of award by 50,000. At December 31, 2002, Mr. Kelfer continued to hold the award, and the dollar amount calculated as of such date was $1,150,000. Mr. Kelfer also continued to hold 100,000 Performance Conditioned Restricted Stock Units awarded to him on December 7, 1998. At December 31, 2002, the dollar amount of such units was $2,300,000. Mr. Kelfer is not entitled to receive dividends on the units.
(4)	For information with respect to transactions regarding Mr. Fels and Mr. Levy see “Certain Relationships and Related Transactions.”
(5)	Reflects Avatar’s contribution to the 401(k) Plan. Avatar did not have a matching contribution in effect for the year ended December 31, 2002.

Option/SAR Grants in 2002

       During 2002, no options or SARs were granted to any Named Executive Officer.

Aggregated Option Exercises in 2002 and Option Values at December 31, 2002

       During 2002, no options were exercised by any Named Executive Officer and no options held by any Named Executive Officer were in-the-money at December 31, 2002.

	Number of Securities
	Underlying Unexercised
	Options at
	December 31, 2002(#)

Name	Exercisable/Unexercisable

Gerald D. Kelfer	225,000/	0

Jonathan Fels	50,000/	0

Michael Levy	50,000/	0

Dennis J. Getman	10,000/	0

Charles L. McNairy	0/	0

Equity Compensation Plan Information

       The following table summarizes information about the options, warrants and rights and other equity compensation under Avatar’s equity plans as of December 31, 2002.

	Number of securities to		Number of securities remaining
	be issued upon	Weighted-average exercise	available for future issuance
	exercise	price of outstanding	under equity compensation
	of outstanding options,	options, warrants and	plans (excluding securities
	warrants and rights	rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	565,000 (1)	$29.88 (2)	335,000

Equity compensation plans not approved by security holders	none	—	none

Total	565,000 (1)	$29.88 (2)	335,000

(1)	Includes 150,000 performance conditioned restricted stock units, the actual grant of which is conditioned on certain criteria but which are not subject to payment of an exercise price.
(2)	Excludes above referenced restricted stock units.

Employment and Other Agreements

Agreements with Gerald Kelfer

     Employment

      As of November 30, 2000, Avatar entered into an employment agreement with Gerald Kelfer, President, Chief Executive Officer, Chairman of the Executive Committee and Vice Chairman of the Board, to expire on December 31, 2005. Pursuant to the agreement, Mr. Kelfer received an annual base salary of $500,000 and an annual bonus of $500,000. The employment agreement was conditioned on Mr. Kelfer receiving a cash bonus award under the Executive Compensation Plan approved by stockholders on May 31, 2001. Under the terms of the employment agreement with him, Mr. Kelfer could not receive cash compensation (the cumulative sum of cash payments in respect of salary, bonus and any other incentive awards, excluding stock options and restricted stock units) in excess of $10,000,000 for the period from January 1, 2001, through December 31, 2005.

      As of March 27, 2003, Avatar entered into an amended and restated employment agreement with Mr. Kelfer, which expires on December 31, 2008. Pursuant to the agreement, Mr. Kelfer continues to receive an annual base salary of $500,000 and an annual bonus of $500,000 but is no longer subject to a cap on aggregate cash compensation.

      If Mr. Kelfer resigns for good reason or is terminated without cause, he is entitled to receive his base annual salary and annual bonus through December 31, 2008, subject to certain mitigation provisions. If Mr. Kelfer’s employment terminates on December 31, 2008 or prior thereto he is terminated without cause or resigns for good reason, he will be entitled to annual payments of $250,000 for four years. If his employment is terminated due to his death or permanent disability or he terminates his employment as a result of a change of control (as defined in the employment agreement), Mr. Kelfer or his estate shall be entitled to receive an annual payment for four years equal to the amount derived by multiplying $250,000 by a fraction, the numerator of which is the number of completed whole months of employment from November 30, 2000 and the denominator of which is 97 (the number of whole months until December 31, 2008). If Mr. Kelfer resigns without good reason or is terminated for cause, he is entitled to receive his base salary and prorated bonus through the date of termination.

     Cash Bonus Award Agreement

      On October 20, 2000, Avatar entered into a cash bonus award agreement with Mr. Kelfer pursuant to which Mr. Kelfer was granted an award relating to parcels 1, 8, 9 of Avatar’s Harbor Islands community development project (the “Harbor Islands Project”). The award entitles Mr. Kelfer to receive quarterly cash bonus payments equal to 8% of the cash flow of the Harbor Islands Project. In determining “cash flow”, there is a deduction for a cost of capital that Avatar would charge to the project to the extent the project is funded by Avatar, such charge to be not less than 10% per annum. Prior to the payment of any bonus, Avatar must first receive cumulative cash flow equal to $17 million (the approximate value of the land that Avatar has contributed to the project), plus a 10% return thereon compounded monthly (the “Minimum Return”). Mr. Kelfer has waived the right to receive cash payments in excess of $2,500,000 under the award.

      The award also provides for repayment to Avatar by Mr. Kelfer at the end of the project, on an after-tax basis, of any excess payment, plus interest, should the Compensation Committee determine that the aggregate amount of bonus payments exceeds the aggregate amount that would have been paid if the bonus payment had been made at the end of the project.

      If Mr. Kelfer’s employment is terminated for cause or he resigns for other than good reason prior to December 31, 2005, rights to future bonus payments after the date of termination are forfeited. If Mr. Kelfer’s employment is terminated other than for cause or he resigns for good reason, he will continue to receive future bonus payments. If Mr. Kelfer’s termination is due to his permanent disability or death, Mr. Kelfer or his estate would continue to receive prorated bonus payments based upon the number of months actually employed, provided however, that Mr. Kelfer or his estate would be entitled to a minimum of $500,000 if he would have been entitled to at least such amount but for his permanent disability or death.

     Earnings Participation Award Agreement

      As of March 27, 2003, Avatar entered into an earnings participation award agreement with Mr. Kelfer, pursuant to which he was granted a cash award and a stock award relating to achievement of performance goals. The cash award entitles Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two and one-half per cent of Avatar’s gross profit (as defined) over minimum levels as established by the Compensation Committee. Under the provisions of the Executive Incentive Compensation Plan, total awards are limited to a maximum of $5,000,000 per individual. Therefore, Mr. Kelfer may receive a maximum aggregate amount of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the earnings participation award agreement.

      The stock award entitles Mr. Kelfer to receive a number of shares of Avatar Common Stock having a fair market value (as defined) equal to two and one-half per cent of the excess of actual gross profit (as defined) from January 1, 2003 through December 31, 2007 over the established target gross profit of $186,956,000. Under the provisions of the Amended and Restated 1997 Incentive and Capital Accumulation Plan as amended (the “Incentive Plan”), the total aggregate number of shares that may be granted to any one individual is 500,000. Mr. Kelfer would not be eligible to receive any shares of Common Stock pursuant to the earnings participation award unless the Incentive Plan is amended to increase the individual limit.

      If Mr. Kelfer’s employment is terminated for cause or upon resignation for other than good reason, rights to future cash payments or Common Stock issuances after the date of termination are forfeited. If Mr. Kelfer’s employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future cash payments and Common Stock issuances. If his termination is due to his permanent disability or death, he or his estate would receive a prorated cash payment for the fiscal year in which his employment was terminated and prorated Common Stock issuances based upon the number of months actually employed during the performance period. Upon the occurrence of a change in control (as defined), Mr. Kelfer’s cash award would be prorated for the year in which the change in control occurs and future cash awards and stock awards would be cancelled.

     Nonqualified Stock Option

      On February 13, 1997, Mr. Kelfer was granted options to purchase 225,000 shares of Avatar Common Stock under the Incentive Plan at an exercise price of $34.00 per share, which provided for Mr. Kelfer to pay the exercise price in cash or by executing a non-recourse promissory note. The options were fully vested as of February 13, 2002.

      As of March 27, 2003, the nonqualified stock options were cancelled and in lieu thereof Mr. Kelfer was granted performance conditioned restricted stock units (“Hurdle Price Restricted Stock Units”).

     Hurdle Price Restricted Stock Units

      As of March 27, 2003, Avatar entered into four restricted stock unit agreements with Mr. Kelfer pursuant to which he has been awarded under the Incentive Plan the opportunity to receive performance conditioned restricted stock units conditioned upon (i) the closing price of Avatar Common Stock being at least equal to a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning March 27, 2003 and ending December 31, 2008 and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied.

      At such time as the closing price of Avatar Common Stock is at least $38.00 for 20 trading days out of 30 consecutive trading days, Mr. Kelfer will be granted 23,700 restricted stock units; at least $42.00 for 20 trading days out of 30 consecutive trading days, Mr. Kelfer will be granted an additional 20,000 restricted stock units; at least $46.00 for 20 trading days out of 30 consecutive trading days, Mr. Kelfer will be granted an additional 15,000 restricted stock units; and at least $50.00 for 20 trading days out of 30 consecutive trading days, Mr. Kelfer will be granted an additional 16,300 restricted stock units. Any units granted to Mr. Kelfer vest in full on December 31, 2008 or upon the occurrence of a change of control of Avatar, provided that, in either case, Mr. Kelfer is then employed by Avatar.

      If Mr. Kelfer’s employment is terminated due to his disability or death after a hurdle price condition is met, Mr. Kelfer will receive the greater of a pro rata portion based on the number of whole months which have elapsed from January 1, 2003 to the date of Mr. Kelfer’s disability or death or one-half of the units. If Mr. Kelfer resigns without good reason or is terminated for cause, all of the units will be forfeited. Otherwise, the units granted to him immediately vest in full upon termination of Mr. Kelfer’s employment.

     Amended and Restated Restricted Stock Unit

      On December 7, 1998, Avatar entered into a restricted stock unit agreement with Mr. Kelfer, which was amended and restated as of October 20, 2000. Under the restricted stock unit agreement as amended, Mr. Kelfer has been awarded under the Incentive Plan an opportunity to receive 100,000 performance conditioned restricted stock units representing 100,000 shares of Avatar Common Stock. The actual grant of the units was conditioned upon (i) the closing price of Avatar Common Stock being at least $25.00 per share for 20 trading days out of 30 consecutive trading days during the period beginning October 21, 2000 and ending December 31, 2005, and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied. As of May 25, 2001, the closing price of Avatar Common Stock was at least $25.00 for 20 trading days out of 30 consecutive trading days, and the restricted stock units were granted. Any units granted to Mr. Kelfer vest in full on December 31, 2005 or upon the occurrence of a change of control of Avatar, provided that, in either case, Mr. Kelfer is then employed by Avatar.

      The restricted stock unit agreement as amended and restated provided that in the event Mr. Kelfer’s employment were terminated due to his disability or death, the units would vest pro rata based on the number of whole months which elapsed from December 7, 1998 to the date of termination. As of March 27, 2003, the restricted stock unit agreement as amended and restated was further amended to provide that if Mr. Kelfer’s employment is terminated due to his disability or death, the units will vest in full. If Mr. Kelfer resigns without good reason or is terminated for cause, all of the units will be forfeited.

     Restricted Stock Units

      On October 20, 2000, Avatar entered into a restricted stock unit agreement with Mr. Kelfer pursuant to which Mr. Kelfer has been awarded an opportunity to receive an additional 50,000 performance conditioned restricted stock units representing 50,000 shares of Avatar Common Stock. The terms of the restricted stock unit agreement are similar to the terms of the amended and restated restricted stock unit agreement described above. As of May 25, 2001, the closing price of Avatar Common Stock was at least $25.00 for 20 trading days out of 30 consecutive trading days, and the restricted stock units were granted.

      If Mr. Kelfer’s employment is terminated due to his disability or death, the units granted to him will vest pro rata based on the number of whole months which have elapsed from October 20, 2000 to the date of Mr. Kelfer’s disability or death. If Mr. Kelfer resigns without good reason or is terminated for cause, all of the units will be forfeited.

      As of March 27, 2003, Avatar entered into an additional restricted stock unit agreement with Mr. Kelfer pursuant to which Mr. Kelfer has been awarded an opportunity to receive an additional 50,000 performance conditioned restricted stock units representing 50,000 shares of Avatar Common Stock. The actual grant of the units is conditioned upon (i) the closing price of Avatar Common Stock being at least $34.00 per share for 20 trading days out of 30 consecutive trading days during the period beginning March 27, 2003 and ending December 31, 2008, and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied. Any units granted to Mr. Kelfer vest in full on December 31, 2008 or upon the occurrence of a change of control of Avatar, provided that, in either case, Mr. Kelfer is then employed by Avatar.

      If Mr. Kelfer’s employment is terminated due to his disability or death after the Hurdle Price condition is met, Mr. Kelfer will receive the greater of a pro rata portion of the 50,000 units based on the number of whole months which have elapsed from January 1, 2003 to the date of Mr. Kelfer’s disability or death or 25,000 units. If Mr. Kelfer resigns without good reason or is terminated for cause, all of the units will be forfeited. Otherwise, the units granted to him immediately vest in full upon termination of Mr. Kelfer’s employment.

Agreements with Jonathan Fels and Michael Levy

     Employment

      As of November 30, 2000, Avatar entered into amended and restated employment agreements with Jonathan Fels, as President of Avatar Properties Inc. (“Properties”), and Michael Levy, as Executive Vice President and Chief Operating Officer of Properties, pursuant to which their respective terms of employment were extended to December 31, 2004. Each of Mr. Fels and Mr. Levy received an annual base salary of $400,000, subject to review and increase by the Board. Under other terms of the amended and restated employment agreements, Mr. Fels and Mr. Levy could not receive cash compensation (the cumulative sum of cash payments in respect of salary, bonus and any other incentive awards, excluding securities of Avatar, such as stock options, and any cash payments in respect of Permitted Activities, as defined) in excess of $7,000,000 each for the period of January 1, 2001 through December 31, 2004.

      As of January 1, 2003, Avatar entered into amended and restated employment agreements (the “2003 agreements”) with Mr. Fels and Mr. Levy, pursuant to which their respective terms of employment have been extended to December 31, 2007. Each of Mr. Fels and Mr. Levy will receive an annual base salary of $500,000, subject to review and increase by the Board, and a calendar year annual cash bonus of $250,000.

      If the employment of Mr. Fels or Mr. Levy, as the case may be, is terminated due to disability, death or resignation without good reason or terminated by Avatar for cause, then he or his estate (in the event of his death) will receive his accrued but unpaid base salary through the date of termination. In the event of termination due to death or disability, Mr. Fels or Mr. Levy, or his respective estate, will also receive his annual bonus prorated to the date of termination. If Mr. Fels or Mr. Levy resigns for good reason or is terminated without cause, he is entitled to receive his base salary and annual bonus through December 31, 2007, subject to certain mitigation provisions. In addition, Mr. Fels and Mr. Levy are no longer subject to the cumulative cash compensation cap referred to above.

     Cash Bonus Award Agreements

      On October 20, 2000, Avatar entered into cash bonus award agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted an award relating to the Harbor Islands Project. The awards entitle each of Mr. Fels and Mr. Levy to receive quarterly cash bonus payments equal to 6% of the cash flow of the Harbor Islands Project. In determining “cash flow”, there is a deduction for a cost of capital that Avatar would charge to the project to the extent the project is funded by Avatar, such charge to be not less than 10% per annum. Prior to the payment of any bonus, Avatar must first receive the Minimum Return.

      The awards also provide for repayment at the end of the project, on an after-tax basis, of any excess payment, plus interest, should the Compensation Committee determine that the aggregate amount of bonus payments exceeds the aggregate amount that would have been paid if the bonus payments had been made at the end of the project.

      If either Mr. Fels’ or Mr. Levy’s employment is terminated for cause or upon resignation for other than good reason prior to December 31, 2004, rights to future bonus payments after the date of termination are forfeited. If either Mr. Fels’ or Mr. Levy’s employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future bonus payments. If either Mr. Fels’ or Mr. Levy’s termination is due to his permanent disability or death, he or his estate would continue to receive prorated bonus payments based upon the number of months actually employed.

     Earnings Participation Award Agreements

      On March 6, 2003, Avatar entered into earnings participation award agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted a cash award and a stock award relating to achievement of performance goals under Avatar’s business plan. The cash awards entitle each of Mr. Fels and Mr. Levy to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two percent of Avatar’s gross profit (as defined) over minimum levels as established by the Compensation Committee. Under the provisions of the Executive Incentive Compensation Plan, total cash awards are limited to a maximum of $5,000,000 per individual. Therefore, each of Mr. Fels and Mr. Levy may receive a maximum of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the earnings participation award agreement.

      The stock awards entitle each of Mr. Fels and Mr. Levy to receive a number of shares of Avatar Common Stock having a fair market value (as defined) equal to two per cent of the excess of actual gross profit (as defined) from January 1, 2003 through December 31, 2007 over the established target gross profit of $186,956,000.

      If either Mr. Fels’ or Mr. Levy’s employment is terminated for cause or upon resignation for other than good reason, rights to future cash payments or Common Stock issuances after the date of termination are forfeited. If either Mr. Fels’ or Mr. Levy’s employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future cash payments and Common Stock issuances. If either Mr. Fels’ or Mr. Levy’s termination is due to his permanent disability or death, he or his estate would receive a prorated cash payment for the fiscal year in which his employment was terminated and prorated Common Stock issuances based upon the number of months actually employed during the performance period. Upon the occurrence of a change in control (as defined), Mr. Fels’ and Mr. Levy’s cash awards would be prorated for the year in which the change in control occurs and future cash awards and stock awards would be cancelled.

     Nonqualified Stock Option Agreements

      On February 19, 1999, Messrs. Fels and Levy were each granted options to purchase 50,000 shares of Avatar Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options granted to each of Messrs. Fels and Levy were fully vested as of February 19, 2002.

      If the employment of Mr. Fels or Mr. Levy, as the case may be, is terminated due to his disability or death, the options will remain exercisable for one year following the date of termination. If either Mr. Fels or Mr. Levy, as the case may be, resigns without good reason or is terminated for cause, any unexercised options become null and void upon such termination. Otherwise, the options will remain exercisable until February 19, 2009.

      On March 13, 2003, Messrs. Fels and Levy were each granted additional options to purchase 60,000 shares of Avatar Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options vest and become exercisable on December 31, 2007.

      If the employment of Mr. Fels or Mr. Levy, as the case may be, is terminated due to his disability or death, the options will vest pro rata based on the amount of time elapsed between January 1, 2003 and December 31, 2007, and such options will become immediately exercisable and expire one year following the date of termination. If either Mr. Fels or Mr. Levy, as the case may be, resigns without good reason or is terminated for cause, any unexercised options become null and void upon such termination. Otherwise, the options will remain exercisable until March 13, 2013.

     Restricted Stock Units

      As of March 27, 2003, Avatar entered into restricted stock unit agreements with Mr. Fels and Mr. Levy, pursuant to which each has been awarded an opportunity to receive 25,000 performance conditioned restricted stock units representing 25,000 shares of Avatar Common Stock. The actual grant of the units is conditioned upon (i) the closing price of Avatar Common Stock being at least

$34.00 per share (the “Hurdle Price”) for 20 trading days out of 30 consecutive trading days during the period beginning March 27, 2003 and ending December 31, 2007, and (ii) the continued employment of Mr. Fels or Mr. Levy, as the case may be, at the time the foregoing condition is satisfied. Any units granted to Mr. Fels and Mr. Levy vest in full on December 31, 2007 or upon the occurrence of a change of control of Avatar, provided that, in either case, Mr. Fels or Mr. Levy is then employed by Avatar.

      If Mr. Fels’ or Mr. Levy’s employment is terminated due to his disability or death after the Hurdle Price condition is met, Mr. Fels or Mr. Levy will receive the greater of a pro rata portion of the 25,000 units based on the number of whole months which have elapsed from January 1, 2003 to the date of Mr. Fels’ or Mr. Levy’s disability or death or 12,500 units. If either Mr. Fels or Mr. Levy resigns without good reason or is terminated for cause, all of the units will be forfeited. Otherwise, the units granted to either Mr. Fels or Mr. Levy immediately vest in full upon termination of Mr. Fels’ or Mr. Levy’s employment.

Agreements with Dennis J. Getman

     Employment Agreement

      As of March 31, 2001, Avatar entered into an employment agreement with Dennis J. Getman, Executive Vice President and General Counsel, for a term of two years at a base salary of $250,000 per annum, which agreement expired as of March 31, 2003. Mr. Getman continues to serve as Executive Vice President and General Counsel of Avatar.

     Nonqualified Stock Option Agreement

      On February 19, 1999, Mr. Getman was granted options to purchase 10,000 shares of Avatar Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options granted to Mr. Getman were fully vested as of February 19, 2002.

      If Mr. Getman’s employment is terminated due to his disability or death, the options will remain exercisable for one year following the date of termination. If Mr. Getman resigns without good reason or is terminated for cause, any unexercised options become null and void upon such termination. Otherwise, the options will remain exercisable until February 19, 2009.

Agreement with Charles L. McNairy

      Upon his termination of employment, Mr. McNairy is entitled to receive his base salary for a period of one year from the date of termination.

Compensation Committee Report on Executive Compensation

       The duties and responsibilities of the Compensation Committee of the Board of Directors include determination of the compensation of employees who are Directors of Avatar (including Avatar’s CEO) and all executive officers and administration of incentive compensation plans.

      Avatar’s executive compensation is intended to reward, retain and motivate management and to align the interests of Avatar’s stockholders and management. In determining salary levels and bonuses for the executive officers, primary consideration is given to each executive’s level of responsibility and individual performance, as well as compensation generally received by executives of companies engaged in similar type activities. In 2002, certain executives (other than Avatar’s CEO) received discretionary cash bonuses based on subjective factors.

      In 2003, in order to further motivate Avatar’s executives and in connection with the extension of such executives’ employment terms, additional stock based and cash incentive awards based on the achievement of specific performance based criteria were granted to certain executive officers. See “Employment and Other Agreements.”

CEO Compensation

       In 2002, Gerald D. Kelfer, Avatar’s CEO, was paid salary and bonus in accordance with his employment agreement that was entered into in 2000. The amounts paid in 2002 were not discretionary or otherwise related to the financial performance of Avatar.

March 20, 2003	COMPENSATION COMMITTEE William G. Spears, Chairman Milton Dresner Martin Meyerson Kenneth T. Rosen

Compensation Committee Interlocks and Insider Participation

       The members of the Compensation Committee are Messrs. Dresner, Meyerson, Rosen and Spears, none of whom are executive officers of Avatar.

Performance Graph

       The following graph provides a comparison of the cumulative total returns based on an investment of $100 after the close of the market on December 31, 1997 in Avatar’s Common Stock, The Nasdaq Market Index and the Real Estate Subdividers and Developers Index published by Media General Financial Services, Inc. (“Media General”) for the periods indicated, in each case assuming reinvestment of any dividends. The cumulative total returns for The Nasdaq Market Index were prepared by Media General.

	1997	1998	1999	2000	2001	2002

Avatar Holdings Inc.	100.00	56.26	63.74	74.29	82.85	80.88
Nasdaq	100.00	141.04	248.76	156.35	124.64	86.94
Peer Index	100.00	73.60	71.99	56.63	65.17	45.29

Certain Relationships and Related Transactions

      The Estate of Leon Levy, as successor to Leon Levy, Avatar’s Chairman of the Board from January 1981 to his death on April 6, 2003, has an agreement with Avatar whereby Avatar provides certain registration rights with respect to Avatar’s 7% Notes purchased by Mr. Levy in an underwritten public offering in 1998, any shares of Common Stock issued upon conversion of such 7% Notes and certain shares of Common Stock owned by Mr. Levy.

      On December 4, 1997, Avatar acquired certain assets of Brookman-Fels, Jeff Ian, Inc. (“Brookman-Fels”), a regional developer of custom and semi-custom homes and communities in South Florida, and entered into employment agreements with its three principals. Two of the principals, Jonathan Fels and Michael Levy, each own 45% of Brookman-Fels. The purchase price is payable in installments from February 1, 1998 through November 1, 2002. Under the acquisition agreement, as amended in 1999, 2000 and 2001 the payments, including interest, of $800,000, due November 1, 1999, 2000 and 2001 were deferred and paid in January 2000, 2001 and 2002, respectively; and the final payment, including interest, of $800,000 was paid on November 1, 2002.

2. APPOINTMENT OF AUDITORS

       Ernst & Young LLP, independent accountants, audited the financial statements of Avatar for the fiscal year ended December 31, 2002. Such audit services consisted of the firm’s examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

      Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Ernst & Young LLP, independent accountants, as auditors of Avatar for the fiscal year ending December 31, 2003. Approval by the stockholders will require the affirmative vote of a majority of the votes present at the meeting in person or by proxy and entitled to be cast. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies will be voted in such manner unless otherwise directed.

Audit Fees

       For the fiscal year ended December 31, 2002, Avatar incurred fees to Ernst & Young LLP as follows: independent audit fees — $370,000, financial systems design and implementation fees — $0, all other fees — approximately $108,300.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

       If a stockholder intends to present a proposal for action at the 2004 Annual Meeting and wishes to have such proposal considered for inclusion in Avatar’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by January 9, 2004. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals.

      Avatar’s By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by Avatar not less than 60 days nor more than 90 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the By-Laws. If the chairman at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, Avatar may disregard such proposal or nomination.

      In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2003 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then Avatar’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of Avatar, Juanita I. Kerrigan, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires Avatar’s officers and directors, and any persons who own more than ten percent of Avatar’s Common Stock to file reports of initial ownership of Avatar’s Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that all Section 16(a) filing requirements were complied with except that two reports on Form 5 reporting one transaction each were not timely filed by Gerald Kelfer following grants of restricted stock units.

ADDITIONAL INFORMATION

       All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of Avatar without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,

Juanita I. Kerrigan
Vice President and Secretary

Dated: May 9, 2003.

Notice of 2003
Annual Meeting
and Proxy
Statement

AVATAR
HOLDINGS INC.

PROXY

AVATAR HOLDINGS INC.

201 Alhambra Circle
Coral Gables, Florida 33134

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Gerald D. Kelfer and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on April 30, 2003 at the Annual Meeting of Stockholders to be held on June 11, 2003, or any adjournment or adjournments thereof.

    If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued on next page)

Δ   FOLD AND DETACH HERE   Δ

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2.	Please mark your votes as indicated in this example	☒

Item 1 – ELECTION OF NINE DIRECTORS Nominees: E.A. Brea, M. Dresner, G.D. Kelfer, M. Meyerson, J. Nash, K.T. Rosen, F.S. Smith, W.G. Spears, B.A. Stewart	FOR all nominees listed at left (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed.

	☐	☐

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

(Instruction: To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s) in the space provided below.)

Item 2 – APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG, LLP, INDEPENDENT ACCOUNTANTS, AS AUDITORS OF AVATAR HOLDINGS INC. FOR 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Item 3 – In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS MEETING		☐

Signature                                                                         Signature                                                                         Date

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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